Exhibit 99.1

Colgate Announces 3rd Quarter 2013 Results

Strong Organic Sales Growth Worldwide

NEW YORK--(BUSINESS WIRE)--October 24, 2013--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,398 million in third quarter 2013, an increase of 1.5% versus third quarter 2012. Global unit volume grew 5.0%, pricing increased 1.0% and foreign exchange was negative 4.5%. Organic sales (Net sales excluding foreign exchange, acquisitions and divestments) grew 6.0%.

Net income and Diluted earnings per share in third quarter 2013 were $656 million and $0.70, respectively. Net income in third quarter 2013 included $24 million ($0.03 per diluted share) of aftertax charges resulting from the implementation of the previously disclosed four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”) and costs associated with the sale of land in Mexico.

Net income and Diluted earnings per share in third quarter 2012 were $654 million and $0.68, respectively. Net income in third quarter 2012 included aftertax charges of $7 million ($0.01 per diluted share) resulting from the items described in Table 8.

Excluding the above noted items in both periods, Net income in third quarter 2013 was $680 million, an increase of 3% versus third quarter 2012, and Diluted earnings per share in third quarter 2013 was $0.73, an increase of 6% versus third quarter 2012.

Gross profit margin was 58.8% in third quarter 2013 versus 58.4% in the year ago quarter. Excluding the above noted items in both periods, Gross profit margin was 59.0% in third quarter 2013, an increase of 40 basis points versus the year ago quarter, as higher pricing and cost savings from the Company’s funding-the-growth initiatives more than offset higher raw and packaging material costs which included the impact of foreign exchange.

Selling, general and administrative expenses were 35.2% of Net sales in third quarter 2013 versus 34.6% in third quarter 2012. Excluding the above noted items in both periods, Selling, general and administrative expenses increased by 40 basis points to 35.0% of Net sales in third quarter 2013, as advertising investment increased by 40 basis points and overhead expenses remained even with the year ago period, both as a percentage of Net sales. Worldwide advertising investment increased 6% versus the year ago quarter to $478 million.

Operating profit decreased 1% to $1,016 million in third quarter 2013 compared to $1,027 million in third quarter 2012. Excluding the above noted items in both periods, Operating profit increased 1% to $1,049 million.

Net cash provided by operations year to date increased 11% to $2,365 million, compared to $2,133 million in the comparable 2012 period. The increase was driven by strong operating earnings as well as a continued tight focus on working capital. Free cash flow before dividends (Net cash provided by operations less Capital expenditures) exceeded 100% of Net income. Working capital as a percentage of Net sales improved to negative 0.9% versus 2.2% in the year ago period, mainly due to accrued liabilities related to the 2012 Restructuring Program and the timing of dividend payments.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results and outlook excluding the 2013 and 2012 items noted above, “We are delighted that our strong growth momentum continued on both the top and bottom lines. For the tenth consecutive quarter, operating profit, net income and diluted earnings per share all increased versus the year ago period.

“The strong 6.0% organic sales growth reflects positive organic growth in all operating divisions, led by the emerging markets, where organic sales grew a robust 9.5%.

“Advertising investment increased versus year ago, both absolutely and as a percent to sales, and we continue to plan for higher levels of commercial investment in the balance of the year in support of a very full pipeline of new products worldwide.

“Colgate’s leading global market shares in toothpaste and manual toothbrushes remain strong at 45.0% and 33.4%, respectively, on a year-to-date basis. Pleasingly, we continue to make great progress in mouthwash as well, with our global market share in that category reaching a record high at 16.8% year to date, up 130 basis points versus prior year.

“Looking forward, we expect our growth momentum to continue in the balance of the year. We are pleased that our 2012 Restructuring Program is on track and proceeding smoothly. We also continue to be sharply focused on our aggressive worldwide funding-the-growth programs and our strategic pricing initiatives.

“Based on this, for 2013, we continue to anticipate another year of strong organic sales growth and gross margin expansion, and we continue to expect diluted earnings per share to grow 4.5% to 5.5% for the year, on a dollar basis, assuming average exchange rates in the balance of the year are equal to current spot rates.”

Mr. Cook concluded, “As we look ahead to 2014, while our global budget process is in its initial stages, based on the Company’s current growth momentum and our confidence in the strength of our global growth and efficiency program, we are planning for a year of gross margin expansion and double-digit earnings per share growth, on a dollar basis based on current spot rates, excluding charges related to the 2012 Restructuring Program.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on third quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgatepalmolive.com.

The following are comments about divisional performance for third quarter 2013 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information schedules for additional information on divisional net sales and operating profit.

North America (18% of Company Sales)

North America Net sales increased 1.0% in third quarter 2013. Unit volume increased 1.5%, pricing was even with the year ago quarter and foreign exchange was negative 0.5%. Organic sales increased 1.5% during the quarter.

Operating profit in North America increased 15% in the third quarter of 2013 to $244 million, or 370 basis points to 31.5% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to lower overhead costs and decreased advertising, the latter due to the timing of new product launches.

In the U.S., new product launches are contributing to volume growth across categories. Market share gains year to date were seen in manual toothbrushes, powered toothbrushes, mouthwash, body washes and fabric conditioners. In toothpaste, the success of Colgate Optic White and Colgate Optic White Dual Action toothpastes helped drive market share for the Colgate Optic White brand to 5.5% year to date, up 0.6 share points versus year ago. Strong sales of Colgate Total, Colgate Max Fresh Cool Scrub, Colgate Sensitive SmartFoam with Whitening and Tom’s of Maine toothpastes also contributed to volume growth in the quarter.

In manual toothbrushes, Colgate continued its brand market leadership with its market share in that category reaching a record 38.4% year to date, up 2.0 share points versus year ago. This success was driven by strong sales of Colgate 360° Optic White, Colgate 360° Total Advanced Floss Tip bristles and Colgate Extra Clean manual toothbrushes. Building on this growth momentum, Colgate Slim Soft manual toothbrush was just launched in the U.S., with robust advertising support planned to begin in the fourth quarter.

Successful products driving volume growth in the U.S. in other categories include Colgate Total Advanced Pro-Shield and Colgate Optic White mouthwashes, Softsoap brand Acai Berry & Tropical Water and Softsoap brand Coconut Island Quench body washes, Palmolive Soft Touch dish liquid and Suavitel Silky Essence fabric conditioner.

Latin America (29% of Company Sales)

Latin America Net sales decreased 2.0% in third quarter 2013. Unit volume increased 5.5% with 3.5% higher pricing and 11.0% negative foreign exchange. Excluding divested businesses, unit volume increased 6.0%. Volume gains were led by Brazil, Venezuela, Central America and Mexico. Organic sales for Latin America increased 9.5% during the quarter.

Operating profit in Latin America decreased 5% in the third quarter of 2013 to $358 million, or 90 basis points to 28.6% of Net sales. This decrease in Operating profit was primarily due to a decrease in Gross profit, which was partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was due to higher costs, primarily in Venezuela, which were partially offset by cost savings from the Company’s funding-the-growth initiatives and the benefits of higher pricing. This decrease in Selling, general and administrative expenses was driven by lower overhead expenses, which were partially offset by increased advertising investment.

Colgate’s strong leadership in oral care throughout Latin America continued during the quarter with year-to-date toothpaste market share gains in Brazil, Chile, Paraguay, Uruguay, the Dominican Republic and Puerto Rico. Strong sales of Colgate Luminous White, Colgate Total Professional Gum Health and Colgate Triple Action Extra Whitening toothpastes drove volume growth throughout the region. Colgate strengthened its leadership of the manual toothbrush market throughout the region, driven by strong sales of Colgate 360° Luminous White, Colgate Triple Action and Colgate Premier manual toothbrushes. In mouthwash, Colgate’s strong market share performance continues throughout the region, driven by the success of Colgate Luminous White, Colgate Plax Fresh Tea and Colgate Plax 2 in 1 mouthwashes.

Products in other categories contributing to volume growth include Protex Men, Protex Vitamin E and Palmolive Naturals Olive and Aloe bar soaps, Lady Speed Stick and Speed Stick deodorants, and Axion Oats dish liquid.

Europe/South Pacific (20% of Company Sales)

Europe/South Pacific Net sales in third quarter 2013 increased 1.5%. Unit volume increased 2.0% with 1.5% lower pricing and 1.0% positive foreign exchange. Excluding divested businesses, unit volume increased 2.5%. Volume gains were led by Australia, Poland and Germany. Organic sales for Europe/South Pacific increased 1.0%.

Operating profit in Europe/South Pacific increased 9% in the third quarter of 2013 to $216 million, or 160 basis points to 24.5% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit, which was partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by savings from the Company’s funding-the-growth initiatives, which were partially offset by lower pricing. This increase in Selling, general and administrative expenses was driven by increased advertising investment, which was partially offset by lower overhead costs.

Colgate strengthened its oral care leadership in the Europe/South Pacific region with toothpaste share gains led by the United Kingdom, Switzerland, Poland, Austria, Czech Republic, the Netherlands, Croatia and Serbia. Successful premium products driving share gains include Colgate Max White One Luminous, Colgate Max Fresh ActiClean with SmartFoam, Colgate Total Pro Interdental and elmex Sensitive toothpastes. In the manual toothbrush category, Colgate 360° Interdental, Colgate 360° Max White One and Colgate Slim Soft manual toothbrushes contributed to volume growth throughout the region.

Recent premium innovations contributing to volume growth in other product categories include Colgate Max White One and Colgate Plax Complete Care mouthwashes, Colgate ProClinical electric toothbrush, Sanex Surgras, Palmolive Mediterranean Moments shower gels, Palmolive Hygiene-Plus liquid hand soap, Paic Excel + dish liquid and Soupline Perfect Glide fabric conditioner.

Asia (14% of Company Sales)

Asia Net sales increased 7.5% during third quarter 2013. Unit volume increased 11.0% with 0.5% lower pricing and 3.0% negative foreign exchange. Volume gains were led by the Greater China region, India and the Philippines. Organic sales for Asia increased 10.5%.

Operating profit in Asia increased 6% in the third quarter of 2013 to $174 million, while as a percentage of Net sales it decreased 30 basis points to 27.8%. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses, which was partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing. This increase in Selling, general and administrative expenses was driven by increased advertising investment and increased investment in customer development initiatives.

Colgate strengthened its toothpaste leadership in Asia, driven by market share gains in India, China, Thailand, the Philippines and Singapore. Successful new products including Colgate Total Pro Gum Health, Colgate Optic White, Colgate Visible White, Darlie Expert White and Darlie Expert Fresh toothpastes contributed to volume growth throughout the region.

Successful new products contributing to volume growth in other categories in the region include Colgate Slim Soft Charcoal and Colgate Slim Soft Raised Tip manual toothbrushes, Colgate Optic White, Colgate Plax Fruity Fresh and Darlie mouthwashes and Palmolive Naturals Vibrant Color shampoo.

Africa/Eurasia (7% of Company Sales)

Africa/Eurasia Net sales increased 2.0% during third quarter 2013. Unit volume increased 7.5% with 1.0% higher pricing and 6.5% negative foreign exchange. Volume gains were led by Turkey, the Sub-Saharan Africa region, the Central Asia/Caucasus region and Russia. Organic sales for Africa/Eurasia increased 8.5%.

Operating profit in Africa/Eurasia decreased 3% in the third quarter of 2013 to $65 million, or 110 basis points to 20.2% of Net sales, as an increase in Gross profit was more than offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and the benefits of pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was primarily due to higher overhead costs.

Colgate continued its toothpaste leadership in Africa/Eurasia, driven by market share gains in Russia, South Africa, Turkey, Kenya, Saudi Arabia, Kuwait and Lebanon. Successful products contributing to volume growth in the region include Colgate Optic White toothpaste, Colgate 360° Optic White manual toothbrush, Colgate Optic White and Colgate Plax Herbal mouthwashes and Palmolive Gourmet Spa and Protex for Men shower gels.

Hill’s Pet Nutrition (12% of Company Sales)

Hill’s Net sales increased 3.0% during third quarter 2013. Unit volume increased 3.0%, pricing increased 3.0% and foreign exchange was negative 3.0%. Volume gains in the U.S. and Russia were partially offset by volume declines in Japan. Hill’s organic sales increased 6.0%.

Hill’s Operating profit decreased 6% in the third quarter of 2013 to $138 million, or 250 basis points to 25.3% of Net sales. This decrease in Operating profit was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, due in part to formulation changes and foreign exchange transaction costs, which were partially offset by cost savings from the Company’s funding-the-growth initiatives and the benefit of pricing. This increase in Selling, general and administrative expenses was due to increased investment in customer development initiatives and increased advertising investment.

New product introductions driving volume growth in the U.S. include the recent successful launch of a new natural pet food brand, Hill’s Ideal Balance, with natural ingredients perfectly balanced.

New product introductions driving volume growth globally include the launch of breakthrough weight loss nutrition, Hill’s Prescription Diet Metabolic and the relaunch of Hill’s Science Diet with natural ingredients and improved taste.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data. Market share data is subject to limitations on the availability of up-to-date information. We believe that the third-party vendors we use to provide data are reliable, but we have not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast (other than historical information) may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings growth, financial goals, the impact of currency devaluations, exchange controls, price controls and labor unrest, including in Venezuela, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments. Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2013 vs 2012 included with this release for a comparison of organic sales growth to sales growth in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement Colgate’s Condensed Consolidated Income Statements presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges resulting from the implementation of the 2012 Restructuring Program, the one-time charge resulting from the Venezuela devaluation, a charge associated with a European competition law matter, costs related to the sale of land in Mexico and costs associated with various business realignment and other cost-saving initiatives (non-GAAP). Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the performance of the Company’s ongoing operations. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2013 and 2012 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2013 and 2012 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

		Table 1

Colgate-Palmolive Company

Condensed Consolidated Income Statements

For the Three Months Ended September 30, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2013	2012

Net sales	$4,398	$4,332

Cost of sales	1,813	1,803

Gross profit	2,585	2,529

Gross profit margin	58.8%	58.4%

Selling, general and administrative expenses	1,549	1,501

Other (income) expense, net	20	1

Operating profit	1,016	1,027

Operating profit margin	23.1%	23.7%

Interest (income) expense, net	-	4

Income before income taxes	1,016	1,023

Provision for income taxes	317	326

Effective tax rate	31.2%	31.9%

Net income including noncontrolling interests	699	697

Less: Net income attributable to noncontrolling interests	43	43

Net income attributable to Colgate-Palmolive Company	$656	$654

Earnings per common share
Basic	$0.71	$0.69
Diluted	$0.70	$0.68

Average common shares outstanding
Basic	928.1	949.8
Diluted	936.9	958.4

		Table 2

Colgate-Palmolive Company

Condensed Consolidated Income Statements

For the Nine Months Ended September 30, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2013	2012

Net sales	$13,059	$12,799

Cost of sales	5,425	5,372

Gross profit	7,634	7,427

Gross profit margin	58.5%	58.0%

Selling, general and administrative expenses	4,611	4,443

Other (income) expense, net	359	37

Operating profit	2,664	2,947

Operating profit margin	20.4%	23.0%

Interest (income) expense, net	(8)	20

Income before income taxes	2,672	2,927

Provision for income taxes	863	932

Effective tax rate	32.3%	31.8%

Net income including noncontrolling interests	1,809	1,995

Less: Net income attributable to noncontrolling interests	132	121

Net income attributable to Colgate-Palmolive Company	$1,677	$1,874

Earnings per common share
Basic	$1.80	$1.96
Diluted	$1.78	$1.95

Average common shares outstanding
Basic	932.5	954.8
Diluted	941.4	962.9

			Table 3

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2013, December 31, 2012 and September 30, 2012

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2013	2012	2012

Cash and cash equivalents	$721	$884	$909
Receivables, net	1,737	1,668	1,857
Inventories	1,441	1,365	1,384
Other current assets	701	639	611
Property, plant and equipment, net	3,858	3,842	3,685
Other assets, including goodwill and intangibles	4,981	4,996	4,978
Total assets	$13,439	$13,394	$13,424

Total debt	$5,284	$5,230	$5,246
Other current liabilities	3,884	3,432	3,397
Other non-current liabilities	2,264	2,342	2,084
Total liabilities	11,432	11,004	10,727
Total Colgate-Palmolive Company shareholders' equity	1,784	2,189	2,507
Noncontrolling interests	223	201	190
Total liabilities and shareholders' equity	$13,439	$13,394	$13,424

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$4,417	$4,230	$4,256
Working capital % of sales	(0.9)%	0.7%	2.2%

*	Marketable securities of $146, $116 and $81 as of September 30, 2013, December 31, 2012 and September 30, 2012, respectively, are included in Other current assets.

		Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2013 and 2012

(Dollars in Millions) (Unaudited)

	2013	2012

Operating Activities
Net income including noncontrolling interests	$1,809	$1,995
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	329	317
Restructuring and termination benefits, net of cash	82	(35)
Voluntary benefit plan contributions	(101)	(101)
Stock-based compensation expense	105	98
Venezuela devaluation charge	172	-
Deferred income taxes	35	71
Cash effects of changes in:
Receivables	(137)	(166)
Inventories	(107)	(48)
Accounts payable and other accruals	121	(27)
Other non-current assets and liabilities	57	29
Net cash provided by operations	2,365	2,133

Investing Activities
Capital expenditures	(419)	(317)
Sale of property and non-core product lines	-	38
Purchases of marketable securities and investments	(408)	(501)
Proceeds from sale of marketable securities and investments	195	120
Payment for acquisitions, net of cash acquired	-	(29)
Other	4	65
Net cash used in investing activities	(628)	(624)

Financing Activities
Principal payments on debt	(5,504)	(3,684)
Proceeds from issuance of debt	5,563	4,131
Dividends paid	(1,030)	(951)
Purchases of treasury shares	(1,115)	(1,344)
Proceeds from exercise of stock options and excess tax benefits	276	390
Net cash used in financing activities	(1,810)	(1,458)

Effect of exchange rate changes on Cash and cash equivalents	(90)	(20)
Net increase (decrease) in Cash and cash equivalents	(163)	31
Cash and cash equivalents at beginning of period	884	878
Cash and cash equivalents at end of period	$721	$909

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,365	$2,133
Less: Capital expenditures	(419)	(317)
Free cash flow before dividends	$1,946	$1,816

Income taxes paid	$781	$949

				Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2013 and 2012

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales
Oral, Personal and Home Care

North America	$774	$766	$2,300	$2,217
Latin America	1,251	1,276	3,747	3,777
Europe/South Pacific	880	865	2,552	2,569
Asia	627	583	1,900	1,717
Africa/Eurasia	321	314	932	918

Total Oral, Personal and Home Care	3,853	3,804	11,431	11,198

Pet Nutrition	545	528	1,628	1,601

Total Net sales	$4,398	$4,332	$13,059	$12,799

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating profit
Oral, Personal and Home Care

North America	$244	$213	$686	$580
Latin America	358	377	1,022	1,100
Europe/South Pacific	216	198	605	560
Asia	174	164	533	474
Africa/Eurasia	65	67	192	197

Total Oral, Personal and Home Care	1,057	1,019	3,038	2,911

Pet Nutrition	138	147	410	440
Corporate(1)	(179)	(139)	(784)	(404)

Total Operating Profit	$1,016	$1,027	$2,664	$2,947

Note:
(1) Corporate operations includes costs related to stock options and restricted stock awards, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit(loss) for the three months ended September 30, 2013 includes costs of $30 associated with the 2012 Restructuring Program and costs of $3 related to the sale of land in Mexico. For the three months ended September 30, 2012, Corporate Operating profit(loss) included costs of $7 related to the sale of land in Mexico and costs of $3 associated with various business realignment and other cost-saving initiatives.

Corporate Operating profit(loss) for the nine months ended September 30, 2013 includes costs of $198 associated with the 2012 Restructuring Program, a one-time $172 charge for the impact of the devaluation in Venezuela, a charge of $18 for a competition law matter in France related to the home care and personal care sectors and costs of $14 related to the sale of land in Mexico. For the nine months ended September 30, 2012, Corporate Operating profit(loss) included costs of $20 related to the sale of land in Mexico and costs of $21 associated with various business realignment and other cost-saving initiatives.

							Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2013 vs 2012

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales	3 Months				Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	1.5%	6.0%	5.0%	5.0%	5.0%	1.0%	(4.5)%

Europe/South Pacific	1.5%	1.0%	2.0%	2.5%	2.5%	(1.5)%	1.0%

Latin America	(2.0)%	9.5%	5.5%	6.0%	6.0%	3.5%	(11.0)%

Asia	7.5%	10.5%	11.0%	11.0%	11.0%	(0.5)%	(3.0)%

Africa/Eurasia	2.0%	8.5%	7.5%	7.5%	7.5%	1.0%	(6.5)%

Total International	1.5%	7.0%	6.0%	6.0%	6.0%	1.0%	(5.5)%

North America	1.0%	1.5%	1.5%	1.5%	1.5%	-%	(0.5)%

Total CP Products	1.5%	6.0%	5.0%	5.0%	5.0%	1.0%	(4.5)%

Hill's	3.0%	6.0%	3.0%	3.0%	3.0%	3.0%	(3.0)%

Emerging Markets (1)	2.0%	9.5%	7.5%	7.5%	7.5%	2.0%	(7.5)%

Developed Markets	1.0%	2.0%	1.5%	2.0%	2.0%	-%	(0.5)%

Notes:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

							Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2013 vs 2012

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales	9 Months				Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	2.0%	5.5%	4.5%	4.5%	4.5%	1.0%	(3.5)%

Europe/South Pacific	(0.5)%	-%	1.0%	1.5%	1.5%	(1.5)%	-%

Latin America	(1.0)%	8.5%	4.5%	5.0%	5.0%	3.5%	(9.0)%

Asia	10.5%	11.5%	11.0%	11.0%	11.0%	0.5%	(1.0)%

Africa/Eurasia	1.5%	7.0%	9.0%	9.0%	9.0%	(2.0)%	(5.5)%

Total International	1.5%	6.5%	5.0%	5.5%	5.5%	1.0%	(4.5)%

North America	3.5%	4.0%	3.5%	3.5%	3.5%	0.5%	(0.5)%

Total CP Products	2.0%	6.0%	4.5%	5.0%	5.0%	1.0%	(3.5)%

Hill's	1.5%	4.0%	1.0%	1.0%	1.0%	3.0%	(2.5)%

Emerging Markets (1)	3.0%	9.0%	7.0%	7.0%	7.0%	2.0%	(6.0)%

Developed Markets	1.0%	2.0%	1.5%	2.0%	2.0%	-%	(0.5)%

Notes:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

			Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2013	2012
Gross profit, GAAP	$2,585	$2,529
2012 Restructuring Program	8	-
Costs related to the sale of land in Mexico	3	7
Business realignment and other cost-saving initiatives	-	1
Gross profit, non-GAAP	$2,596	$2,537

			Basis Point
Gross Profit Margin	2013	2012	Change
Gross profit margin, GAAP	58.8%	58.4%	40
2012 Restructuring Program	0.2%	-
Costs related to the sale of land in Mexico	-	0.2%
Business realignment and other cost-saving initiatives	-	-
Gross profit margin, non-GAAP	59.0%	58.6%	40

Selling, General and Administrative Expenses	2013	2012
Selling, general and administrative expenses, GAAP	$1,549	$1,501
2012 Restructuring Program	(9)	-
Business realignment and other cost-saving initiatives	-	(2)
Selling, general and administrative expenses, non-GAAP	$1,540	$1,499

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2013	2012	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.2%	34.6%	60
2012 Restructuring Program	(0.2%)	-
Business realignment and other cost-saving initiatives	-	-
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.0%	34.6%	40

Other (Income) Expense, Net	2013	2012
Other (income) expense, net, GAAP	$20	$1
2012 Restructuring Program	(13)	-
Other (income) expense, net, non-GAAP	$7	$1

Operating Profit	2013	2012	% Change
Operating profit, GAAP	$1,016	$1,027	(1%)
2012 Restructuring Program	30	-
Costs related to the sale of land in Mexico	3	7
Business realignment and other cost-saving initiatives	-	3
Operating profit, non-GAAP	$1,049	$1,037	1%

			Basis Point
Operating Profit Margin	2013	2012	Change
Operating profit margin, GAAP	23.1%	23.7%	(60)
2012 Restructuring Program	0.7%	-
Costs related to the sale of land in Mexico	0.1%	0.1%
Business realignment and other cost-saving initiatives	-	0.1%
Operating profit margin, non-GAAP	23.9%	23.9%	0

Net Income Attributable to Colgate-Palmolive Company	2013	2012	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$656	$654	-
2012 Restructuring Program	22	-
Costs related to the sale of land in Mexico	2	5
Business realignment and other cost-saving initiatives	-	2
Net income attributable to Colgate-Palmolive Company, non-GAAP	$680	$661	3%

Earnings Per Common Share, Diluted (1) (2)	2013	2012	% Change
Diluted earnings per common share, GAAP	$0.70	$0.68	3%
2012 Restructuring Program	0.02	-
Costs related to the sale of land in Mexico	0.01	0.01
Business realignment and other cost-saving initiatives	-	-
Diluted earnings per common share, non-GAAP	$0.73	$0.69	6%

(1) The impact of non-GAAP adjustments on the diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) As a result of the two-for-one stock split, effective May 15, 2013, all historical per share data and number of shares were retroactively adjusted. Diluted earnings per share were computed independently for each quarter presented.

			Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2013 and 2012

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2013	2012
Gross profit, GAAP	$7,634	$7,427
2012 Restructuring Program	26	-
Costs related to the sale of land in Mexico	11	20
Business realignment and other cost-saving initiatives	-	5
Gross profit, non-GAAP	$7,671	$7,452

			Basis Point
Gross Profit Margin	2013	2012	Change
Gross profit margin, GAAP	58.5%	58.0%	50
2012 Restructuring Program	0.2%	-
Costs related to the sale of land in Mexico	-	0.2%
Gross profit margin, non-GAAP	58.7%	58.2%	50

Selling, General and Administrative Expenses	2013	2012
Selling, general and administrative expenses, GAAP	$4,611	$4,443
2012 Restructuring Program	(31)	-
Business realignment and other cost-saving initiatives	-	(14)
Selling, general and administrative expenses, non-GAAP	$4,580	$4,429

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2013	2012	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.3%	34.7%	60
2012 Restructuring Program	(0.2%)	-
Business realignment and other cost-saving initiatives	-	(0.1%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.1%	34.6%	50

Other (Income) Expense, Net	2013	2012
Other (income) expense, net, GAAP	$359	$37
2012 Restructuring Program	(141)	-
Venezuela devaluation charge	(172)	-
Charge for a French competition law matter	(18)	-
Costs related to the sale of land in Mexico	(3)	-
Business realignment and other cost-saving initiatives	-	(2)
Other (income) expense, net, non-GAAP	$25	$35

Operating Profit	2013	2012	% Change
Operating profit, GAAP	$2,664	$2,947	(10%)
2012 Restructuring Program	198	-
Venezuela devaluation charge	172	-
Charge for a French competition law matter	18	-
Costs related to the sale of land in Mexico	14	20
Business realignment and other cost-saving initiatives	-	21
Operating profit, non-GAAP	$3,066	$2,988	3%

			Basis Point
Operating Profit Margin	2013	2012	Change
Operating profit margin, GAAP	20.4%	23.0%	(260)
2012 Restructuring Program	1.5%	-
Venezuela devaluation charge	1.3%	-
Charge for a French competition law matter	0.2%	-
Costs related to the sale of land in Mexico	0.1%	0.1%
Business realignment and other cost-saving initiatives	-	0.2%
Operating profit margin, non-GAAP	23.5%	23.3%	20

Net Income Attributable to Colgate-Palmolive Company	2013	2012	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$1,677	$1,874	(11%)
2012 Restructuring Program	153	-
Venezuela devaluation charge	111	-
Charge for a French competition law matter	18	-
Costs related to the sale of land in Mexico	9	15
Business realignment and other cost-saving initiatives	-	14
Net income attributable to Colgate-Palmolive Company, non-GAAP	$1,968	$1,903	3%

Earnings Per Common Share, Diluted (1) (2)	2013	2012	% Change
Diluted earnings per common share, GAAP	$1.78	$1.95	(9%)
2012 Restructuring Program	0.16	-
Venezuela devaluation charge	0.12	-
Charge for a French competition law matter	0.02	-
Costs related to the sale of land in Mexico	0.01	0.02
Business realignment and other cost-saving initiatives	-	0.01
Diluted earnings per common share, non-GAAP	$2.09	$1.98	6%

(1) The impact of non-GAAP adjustments on the diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) As a result of the two-for-one stock split, effective May 15, 2013, all historical per share data and number of shares were retroactively adjusted. Diluted earnings per share were computed independently for each quarter and the year to date period presented. As a result of the stock split, changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not necessarily equal the earnings per share for the year to date period.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
Hope Spiller, 212-310-2291